InvenTrust Properties

Essential **Retail**. Smart **Locations**.

IVT LISTED **NYSE**

NEWS RELEASE

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Announces California Portfolio Sale and Strategic Reinvestment into Sun Belt Markets

DOWNERS GROVE, Ill – June 12, 2025 – InvenTrust Properties Corp. ("InvenTrust" or the "Company") (NYSE: IVT) today announced the successful disposition of a portfolio comprising five California assets for approximately $306 million.

"This transaction is a testament to our team's unwavering focus on portfolio optimization and strategic capital allocation," said DJ Busch, President and CEO of InvenTrust Properties. "Rotating capital from California has been a strategic objective for some time. We believe that simplification and portfolio concentration in growth-oriented Sun Belt markets where we have been actively investing will further create long-term value for IVT shareholders."

Busch continued, "Approximately $275 million of the proceeds are allocated to acquisitions that have closed (approx. $70 million), are under contract, or have been awarded demonstrating our ability to redeploy capital in an effective, yet disciplined manner. Our pipeline remains strong, and we are confident that we will meet our net acquisition guidance of $100 million for the year."

The proceeds from this sale will be reinvested into key Sun Belt markets such as Atlanta, Charleston, Phoenix, Central Florida, Richmond and San Antonio. These MSAs have consistently demonstrated robust economic fundamentals and population growth. InvenTrust intends to continue to pursue new opportunities to grow its Sun Belt portfolio and further leverage the Company's strong operational platform and capital structure.

The Company has one remaining asset in California which is slated to be disposed of by the end of the year. All transaction activity highlighted was fully contemplated in initial guidance provided

InvenTrust Properties
Essential Retail. Smart Locations.®
IVT LISTED NYSE
NEWS RELEASE

by the Company in February 2025. Additional transactional updates and operating results will be discussed on the second quarter earnings conference call.

California Disposition Assets

Property	Market	City	State
Bear Creek Village Center	Inland Empire	Wildomar	CA
Pavilion at LaQuinta	Inland Empire	La Quinta	CA
River Oaks	Los Angeles	Santa Clarita	CA
Campus Marketplace	Los Angeles	San Marcos	CA
Old Grove Marketplace	San Diego	Oceanside	CA

About InvenTrust Properties Corp.

InvenTrust Properties Corp. ("we," the "Company," "our," "us," "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, and maintaining a flexible capital structure. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "guidance," "predict," "potential," "continue," "likely," "will," "would," "illustrative" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about the anticipated portfolio optimization, expected value from strategic capital allocations to the Sun Belt markets, disposition of the last remaining California asset and the related timing of such disposition, and the Company's ability to meet its net acquisition guidance. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, growth in the Sun Belt markets, the Company's capital structure, and the risk factors discussed in the Company's Annual Report on Form 10-K, as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press

NEWS RELEASE release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward- looking statements.